                                                                    Exhibit 99.1


                      MILTON FEDERAL FINANCIAL CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                           September 30, 1999 and 1998

                                                                             1999                  1998
                                                                             ----                  ----
ASSETS
     Cash and amounts due from depository institutions                  $   3,138,920         $   1,049,982
     Interest-bearing deposits in other financial institutions                403,342               327,941
     Overnight deposits in other financial institutions                            --             2,200,000
                                                                        -------------         -------------
         Total cash and cash equivalents                                    3,542,262             3,577,923
     Securities available for sale                                         36,668,997            36,912,196
     Securities held to maturity (Estimated fair value
       of $12,199,160 in 1999 and $14,528,202 in 1998)                     12,317,173            14,559,907
     Federal Home Loan Bank stock                                           3,131,700             2,814,200
     Loans held for sale                                                    2,626,923                    --
     Loans, net                                                           192,115,024           171,346,497
     Premises and equipment, net                                            2,629,439             2,739,778
     Cash surrender value of life insurance                                 1,661,644             1,593,383
     Accrued interest receivable                                            1,335,349             1,225,037
     Real estate owned                                                        201,015                    --
     Other assets                                                             447,108               506,702
                                                                        -------------         -------------
         Total assets                                                   $ 256,676,634         $ 235,275,623
                                                                        =============         =============
LIABILITIES
     Deposits
         Noninterest-bearing demand                                     $  10,552,744         $   1,922,658
         Interest-bearing demand                                                   --             8,806,042
         Money market                                                      27,670,839            10,441,306
         Passbook savings                                                  15,763,490            16,618,056
         Certificates of deposit                                          114,484,210           116,859,080
                                                                        -------------         -------------
              Total deposits                                              168,471,283           154,647,142
     Borrowed funds                                                        61,483,463            52,430,023
     Advance payments by borrowers for taxes and insurance                    551,027               258,357
     Accrued interest payable                                                 352,075               284,706
     Other liabilities                                                        790,896             1,372,169
                                                                        -------------         -------------
         Total liabilities                                                231,648,744           208,992,397
SHAREHOLDERS' EQUITY
     Preferred stock, no par value, 1,000,000 shares authorized,
       none outstanding                                                            --                    --
     Common stock, no par value, 9,000,000 shares authorized,
       2,578,875 shares issued                                                     --                    --
     Additional paid-in capital                                            25,231,035            25,143,563
     Retained earnings                                                      8,529,714             8,167,236
     Treasury stock, at cost, 478,880 shares in 1999
       and 342,039 shares in 1998                                          (7,017,271)           (5,104,494)
     Unearned employee stock ownership plan shares                           (969,101)           (1,199,087)
     Unearned recognition and retention plan shares                          (638,715)             (839,194)
     Accumulated other comprehensive income                                  (107,772)              115,202
                                                                        -------------         -------------
         Total shareholders' equity                                        25,027,890            26,283,226
                                                                        -------------         -------------
              Total liabilities and shareholders' equity                $ 256,676,634         $ 235,275,623
                                                                        =============         =============

          See accompanying notes to consolidated financial statements.

                      MILTON FEDERAL FINANCIAL CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                  Years ended September 30, 1999, 1998 and 1997

                                                      1999           1998           1997
                                                      ----           ----           ----
INTEREST AND DIVIDEND INCOME
     Loans, including fees                        $14,179,426    $11,937,278    $ 9,578,767
     Securities                                     2,960,529      4,043,965      4,033,602
     Dividends on Federal Home Loan Bank stock        206,578        179,692        101,880
     Other                                             17,042         57,703         58,696
                                                  -----------    -----------    -----------
                                                   17,363,575     16,218,638     13,772,945

INTEREST EXPENSE
     Deposits                                       8,028,545      7,574,249      6,749,161
     Borrowed funds                                 3,004,548      2,773,629      1,399,995
                                                  -----------    -----------    -----------
                                                   11,033,093     10,347,878      8,149,156
                                                  -----------    -----------    -----------

NET INTEREST INCOME                                 6,330,482      5,870,760      5,623,789

Provision for loan losses                             120,000        229,000         75,000
                                                  -----------    -----------    -----------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                         6,210,482      5,641,760      5,548,789

NONINTEREST INCOME
     Service charges and other fees                   304,163        215,542        147,232
     Gain on sale of securities                        46,672        247,996        115,072
     Gain on sale of loans                             73,913        207,662        118,281
     Other income                                     127,404        125,110        117,209
                                                  -----------    -----------    -----------
                                                      552,152        796,310        497,794

NONINTEREST EXPENSE
     Salaries and employee benefits                 2,460,241      2,419,868      2,295,007
     Occupancy expense                                437,075        387,626        289,902
     Data processing services                         265,712        220,504        179,096
     State franchise taxes                            327,854        350,175        371,575
     Federal deposit insurance premiums                94,651         89,547        121,044
     Advertising                                       63,335         67,782         57,541
     Other expenses                                   687,706        610,071        644,980
                                                  -----------    -----------    -----------
                                                    4,336,574      4,145,573      3,959,145
                                                  -----------    -----------    -----------

INCOME BEFORE INCOME TAXES                          2,426,060      2,292,497      2,087,438

Income tax expense                                    823,000        790,000        709,000
                                                  -----------    -----------    -----------

NET INCOME                                        $ 1,603,060    $ 1,502,497    $ 1,378,438
                                                  ===========    ===========    ===========

Earnings per common share - Basic                 $       .80    $       .72    $       .65
                                                  ===========    ===========    ===========
Earnings per common share - Diluted               $       .80    $       .71    $       .65
                                                  ===========    ===========    ===========

          See accompanying notes to consolidated financial statements.

                      MILTON FEDERAL FINANCIAL CORPORATION
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                  Years ended September 30, 1999, 1998 and 1997

                                                        1999            1998            1997
                                                        ----            ----            ----
NET INCOME                                          $ 1,603,060     $ 1,502,497     $ 1,378,438

Other comprehensive income
     Unrealized holding gains (losses) on
       available for sale securities
       arising during the period                       (291,164)        507,442         165,765
     Reclassification adjustment for (gains)
       losses realized on securities
       sales included in net income                     (46,672)       (247,996)       (115,072)
                                                    -----------     -----------     -----------
Net unrealized gain (loss)                             (337,836)        259,446          50,693
     Tax effect                                         114,862         (88,211)        (17,234)
                                                    -----------     -----------     -----------
         Total other comprehensive income (loss)       (222,974)        171,235          33,459
                                                    -----------     -----------     -----------

COMPREHENSIVE INCOME                                $ 1,380,086     $ 1,673,732     $ 1,411,897
                                                    ===========     ===========     ===========

          See accompanying notes to consolidated financial statements.

                      MILTON FEDERAL FINANCIAL CORPORATION
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                  Years ended September 30, 1999, 1998 and 1997

                                                                                        Unearned      Accumulated
                                        Additional                                      Employee          Other
                                          Paid-In       Retained        Treasury        Benefit       Comprehensive
                                          Capital       Earnings         Stock        Plan Shares       Income           Total
                                          -------       --------         -----        -----------        ------          -----
Balance, October 1, 1996              $24,951,691     $13,535,280     $(1,997,640)     $(2,920,436)     $(89,492)     $33,479,403

Net income for the year
  ended September 30, 1997                              1,378,438                                                       1,378,438

Cash dividends -
  $3.09 per share                                      (6,938,183)                                                     (6,938,183)

Commitment to release
  19,124 employee stock
  ownership plan shares                    62,719                                          206,310                        269,029

14,957 shares earned under
  recognition and retention
  plan                                                                                     215,382                        215,382

Tax benefit realized on
  vesting of recognition and
  retention plan shares                     3,009                                                                           3,009

Purchase 145,096 shares
  of treasury stock, at cost                                           (2,052,667)                                     (2,052,667)

Change in net unrealized gain
  (loss) on securities available
  for sale, net of tax                                                                                    33,459           33,459
                                      -----------     -----------     -----------      -----------      --------      -----------
Balance, September 30, 1997            25,017,419       7,975,535      (4,050,307)      (2,498,744)      (56,033)      26,387,870

Net income for the year
  ended September 30, 1998                              1,502,497                                                       1,502,497

Cash dividends -
  $.60 per share                                       (1,310,796)                                                     (1,310,796)

Commitment to release
  20,931 employee stock
  ownership plan shares                    94,333                                          245,082                        339,415

14,957 shares earned under
  recognition and retention
  plan                                                                                     215,381                        215,381

Tax benefit realized on
  vesting of recognition and
  retention plan shares                    31,811                                                                          31,811

Purchase 68,000 shares
  of treasury stock, at cost                                           (1,054,187)                                     (1,054,187)

Change in net unrealized gain
  (loss) on securities available
  for sale, net of tax                                                                                   171,235          171,235
                                      -----------     -----------     -----------      -----------      --------      -----------
Balance, September 30, 1998           $25,143,563     $ 8,167,236     $(5,104,494)     $(2,038,281)     $115,202      $26,283,226
                                      ===========     ===========     ===========      ===========      ========      ===========

                                  (Continued)

                      MILTON FEDERAL FINANCIAL CORPORATION
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                   (Continued) Years ended September 30, 1999,
                                  1998 and 1997

                                                                                     Unearned           Accumulated
                                   Additional                                        Employee              Other
                                     Paid-In         Retained         Treasury        Benefit         Comprehensive
                                     Capital         Earnings           Stock       Plan Shares           Income        Total
                                     -------         --------           -----       -----------           ------        -----
Balance, September 30, 1998      $ 25,143,563      $ 8,167,236      $ (5,104,494)  $ (2,038,281)     $   115,202     $ 26,283,226

Net income for the year
  ended September 30, 1999                           1,603,060                                                          1,603,060

Cash dividends -
  $.60 per share                                    (1,240,582)                                                        (1,240,582)

Commitment to release
  19,531 employee stock
  ownership plan shares                58,279                                           229,986                           288,265

13,923 shares earned under
  recognition and retention
  plan                                                                                  200,479                           200,479

Tax benefit realized on
  vesting of recognition and
  retention plan shares                29,193                                                                              29,193

Purchase 136,841 shares
  of treasury stock, at cost                                          (1,912,777)                                      (1,912,777)

Change in net unrealized gain
  (loss) on securities
  available for sale, net
  of tax                                                                                                (222,974)        (222,974)
                                 ------------      -----------      ------------   ------------      -----------     ------------
Balance, September 30, 1999      $ 25,231,035      $ 8,529,714      $ (7,017,271)  $ (1,607,816)     $  (107,772)    $ 25,027,890
                                 ============      ===========      ============   ============      ===========     ============

          See accompanying notes to consolidated financial statements.

                      MILTON FEDERAL FINANCIAL CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  Years ended September 30, 1999, 1998 and 1997

                                                                      1999            1998             1997
                                                                      ----            ----             ----
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                 $  1,603,060     $  1,502,497     $  1,378,438
     Adjustments to reconcile net income to net
       cash from operating activities
         Amortization of deferred loan fees                         (170,550)        (160,278)         (97,093)
         Amortization of premiums, accretion
           of discounts, net                                          39,593           45,205           24,759
         Amortization of mortgage servicing rights                    52,625           29,019            6,894
         Provision for loan losses                                   120,000          229,000           75,000
         Depreciation                                                219,674          214,952          151,028
         Increase in cash value of life insurance                    (68,261)         (68,881)         (69,009)
         Net realized gain on sale of securities
           available for sale                                        (46,672)        (247,996)        (115,072)
         Origination of loans held for sale                       (6,977,250)              --               --
         Proceeds from sale of loans held for sale                 4,371,901               --               --
         Net gain on sale of loans                                   (73,913)        (207,662)        (118,281)
         Federal Home Loan Bank stock dividends                     (206,300)        (179,600)        (101,700)
         Compensation expense for ESOP shares                        288,265          339,415          269,029
         Compensation expense for RRP shares                         200,479          215,381          215,382
         Tax benefit realized on vesting of RRP shares                29,193           31,811            3,009
         Deferred taxes                                              (31,745)          52,035          284,289
         Net change in accrued interest receivable
           and other assets                                          (42,474)         153,911         (385,058)
         Net change in accrued interest payable
           and other liabilities                                    (367,296)         514,255         (466,500)
                                                                ------------     ------------     ------------
              Net cash from operating activities                  (1,059,671)       2,463,064        1,055,115

CASH FLOWS FROM INVESTING ACTIVITIES
     Securities available for sale
         Purchases                                               (13,549,457)      (9,693,205)     (36,287,712)
         Proceeds from maturities and principal payments           7,472,623       11,336,810        6,855,042
         Proceeds from sales                                       6,038,015       15,321,317       18,785,046
     Securities held to maturity
         Purchases                                                  (125,000)      (5,661,533)      (4,006,975)
         Proceeds from maturities and principal payments           2,318,994        6,428,744        3,086,696
     Purchase of Federal Home Loan Bank stock                       (111,200)        (621,400)        (730,000)
     Net increase in loans                                       (20,927,522)     (52,246,154)     (20,883,830)
     Proceeds from sale of loans                                          --        8,434,138       10,377,554
     Premises and equipment expenditures                            (109,335)        (220,022)      (1,344,060)
     Proceeds from sale of real estate owned                              --               --           74,710
                                                                ------------     ------------     ------------
         Net cash from investing activities                      (18,992,882)     (26,921,305)     (24,073,529)

                                  (Continued)

                      MILTON FEDERAL FINANCIAL CORPORATION
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
                  Years ended September 30, 1999, 1998 and 1997

                                                            1999             1998             1997
                                                            ----             ----             ----
CASH FLOWS FROM FINANCING ACTIVITIES
     Net change in deposits                             $ 13,824,141     $ 11,815,359     $ 14,277,676
     Net change in advance payments by
       borrowers for taxes and insurance                     292,670           92,552          (17,005)
     Net change in short term borrowings                   9,200,000       (1,600,000)      (1,600,000)
     Long term advances from Federal Home
       Loan Bank                                           1,000,000       54,320,000       24,975,000
     Principal payments on long term Federal
       Home Loan Bank advances                            (1,146,560)     (39,859,883)      (1,294,297)
     Cash dividends paid                                  (1,240,582)      (1,310,796)      (6,938,183)
     Purchase of treasury stock                           (1,912,777)      (1,054,187)      (2,052,667)
                                                        ------------     ------------     ------------
         Net cash from financing activities               20,016,892       22,403,045       27,350,524
                                                        ------------     ------------     ------------

Net change in cash and cash equivalents                      (35,661)      (2,055,196)       4,332,110

Cash and cash equivalents at beginning
  of year                                                  3,577,923        5,633,119        1,301,009
                                                        ------------     ------------     ------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                $  3,542,262     $  3,577,923     $  5,633,119
                                                        ============     ============     ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION
     Cash paid during the year for
         Interest                                       $ 10,965,724     $ 10,255,367     $  8,061,779
         Income taxes                                        636,750          858,317          398,000
     Noncash activities
         Transfers of loans to real estate owned             209,545               --               --

          See accompanying notes to consolidated financial statements.

                      MILTON FEDERAL FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 1999, 1998 and 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation: The consolidated financial statements include the accounts of Milton Federal Financial Corporation ("MFFC") and its wholly-owned subsidiary, Milton Federal Savings Bank (the "Bank"), a federal stock savings bank, together referred to as the Corporation. The financial statements of the Bank include the accounts of its wholly-owned subsidiary, Milton Financial Service Corporation. Milton Financial Service Corporation holds stock in Intrieve, Inc., which is the data processing center utilized by the Bank. All significant intercompany accounts and transactions have been eliminated.

Nature of Operations: MFFC is a thrift holding company and through its subsidiary Bank, is engaged in the business of commercial and retail banking services with operations conducted through its main office in West Milton, Ohio and its full service branch offices located in Englewood, Brookville and Tipp City, Ohio. The Corporation is primarily organized to operate in the financial institution industry. Substantially all revenues are derived from the financial institution industry. Miami, Montgomery and Darke Counties provide the source of substantially all of the Bank's deposit and lending activities.

Use of Estimates: To prepare financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and future results could differ. The allowance for loan losses, fair values of financial instruments and status of contingencies are particularly subject to change.

Cash Flows: Cash and cash equivalents include cash on hand, amounts due from depository institutions, federal funds sold and interest-bearing deposits in other financial institutions with original maturities of 90 days or less. Net cash flows are reported for customer loan and deposit transactions, as well as short-term borrowings under its cash management line of credit with the Federal Home Loan Bank ("FHLB").

Securities: Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available for sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported separately in other comprehensive income.

Interest income includes amortization of purchase premiums and discounts. Gains and losses on sales are determined using the amortized cost of the specific security sold. Securities are written down to fair value when a decline in fair value is not considered temporary.

Loans: Loans are reported at the principal balance outstanding, net of deferred loan fees, loans in process and the allowance for loan losses. Loans held for sale are reported at the lower of cost or market, on an aggregate basis.

Interest income is reported on the interest method and includes the amortization of net deferred loan fees and costs over the loan term. Interest income is not reported when full loan repayment is in doubt, typically when the loan is impaired or payments are past due over 90 days (180 days for residential mortgages). Payments received on such loans are reported as principal reductions.

                                  (Continued)

                      MILTON FEDERAL FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 1999, 1998 and 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Losses on Loans: The allowance for losses on loans is a valuation allowance for probable credit losses, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the allowance balance required based on past loan loss experience, known and inherent risks in the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged-off.

Loan impairment is reported when full payment under the loan terms is not expected. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential first-mortgage loans secured by one- to four-family residences, residential construction loans, automobile, home equity and second mortgage loans. Commercial loans and mortgage loans secured by other properties are evaluated individually for impairment. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of expected future cash flows using the loan's existing rate, or at the fair value of collateral if repayment is expected solely from the collateral.

Premises and Equipment: Asset cost is reported net of accumulated depreciation. Depreciation expense is calculated using a straight-line method based on the estimated useful lives of the assets. These assets are reviewed for impairment when events indicate the carrying amount may not be recoverable. Maintenance and repairs are charged to expense as incurred and improvements are capitalized.

Real Estate Owned: Real estate acquired in settlement of a loan is initially recorded at estimated fair value at acquisition. Any reduction to fair value from the carrying value of the related loan at the time the property is acquired is accounted for as a loan charge-off. After acquisition, a valuation allowance reduces the reported amount to the lower of the initial amount or fair value less costs to sell. Expenses, gains and losses on disposition, and changes in the valuation allowance are reported in the net gain or loss on other real estate included in "Other income" on the accompanying consolidated statements of income.

Servicing Rights: Servicing rights are recognized as assets for purchased rights and for the allocated value of retained servicing rights on loans sold. Servicing rights are expensed in proportion to, and over the period of, estimated net servicing revenues. Impairment is evaluated based on the fair value of the rights, using groupings of the underlying loans as to interest rates and then, secondarily, as to geographic and prepayment characteristics. Any impairment of a grouping is reported as a valuation allowance.

Income Taxes: Income tax expense is the total of the current-year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax consequences for the temporary differences between the carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

Concentrations of Credit Risk: The Bank grants loans to customers located primarily in Miami, Montgomery and Darke Counties. At year-end 1999 and 1998, approximately 78.6% and 84.8% of the loans in the Bank's loan portfolio had interest rates fixed until the maturity of the loans.

                                  (Continued)

                      MILTON FEDERAL FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 1999, 1998 and 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

At September 30, 1999 and 1998, the Bank had interest-bearing deposits and overnight deposits in the FHLB of Cincinnati totaling $403,342 and $2,527,941 and owned stock in the FHLB with a carrying value of $3,131,700 and $2,814,200.

Employee Stock Ownership Plan: The cost of shares issued to the Employee Stock Ownership Plan ("ESOP"), but not yet allocated to participants, is shown as a reduction of shareholders' equity. Compensation expense is based on the market price of shares as they are committed to be released to participant accounts. Dividends on allocated ESOP shares reduce retained earnings; dividends on unearned ESOP shares reduce debt and accrued interest.

Earnings Per Common Share: Basic earnings per common share is net income divided by the weighted average number of common shares outstanding during the period. ESOP shares are considered outstanding for this calculation unless unearned. Recognition and Retention Plan ("RRP") shares are considered outstanding as they become vested. Diluted earnings per common share include the dilutive effect of RRP shares and the additional potential common shares issuable under stock options.

Stock Compensation: Employee compensation expense under stock option plans is reported if options are granted below market price at grant date. Pro forma disclosures of net income and earnings per share are shown using the fair value method of Statement of Financial Accounting Standards ("SFAS") No. 123 to measure expense for options granted after fiscal 1995, using an option pricing model to estimate fair value.

Comprehensive Income: Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale, which is also recognized as a separate component of shareholders' equity. The accounting standard that requires reporting comprehensive income first applies for fiscal 1999, with prior information restated to be comparable.

Dividend Restriction: Banking regulations require maintaining certain capital levels and may limit the dividends paid by the Bank to the holding company or by the holding company to its shareholders.

Fair Value of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully described in a separate note. Fair value estimates involve uncertainties and matters of significant judgement regarding interest rates, credit risk, prepayments and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Reclassifications: Some items in prior financial statements have been reclassified to conform to the current presentation.

                                  (Continued)

                      MILTON FEDERAL FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 1999, 1998 and 1997

NOTE 2 - SECURITIES

The amortized cost and fair values of securities were as follows:

                                                                      Gross            Gross
                                                  Amortized        Unrealized       Unrealized            Fair
                                                    Cost              Gains           Losses              Value
                                                    ----              -----           ------              -----
SEPTEMBER 30, 1999

Available for sale
     Equity                                    $        15,000    $        --     $          --    $         15,000
     Mortgage-backed                                36,817,287        254,886          (418,176)         36,653,997
                                               ---------------    -----------     -------------    ----------------

         Total                                 $    36,832,287    $   254,886     $    (418,176)   $     36,668,997
                                               ===============    ===========     =============    ================

Held to maturity
     Municipal obligations                     $       125,000    $        --     $      (1,820)   $        123,180
     Mortgage-backed                                12,192,173        136,856          (253,049)         12,075,980
                                               ---------------    -----------     -------------    ----------------

         Total                                 $    12,317,173    $   136,856     $    (254,869)   $     12,199,160
                                               ===============    ===========     =============    ================

SEPTEMBER 30, 1998

Available for sale
     Equity                                    $        15,000    $        --     $          --    $         15,000
     Mortgage-backed                                36,722,650        304,109          (129,563)         36,897,196
                                               ---------------    -----------     -------------    ----------------

         Total                                 $    36,737,650    $   304,109     $    (129,563)   $     36,912,196
                                               ===============    ===========     =============    ================

Held to maturity
     Mortgage-backed                           $    14,559,907    $    85,137     $    (116,842)   $     14,528,202
                                               ===============    ===========     =============    ================

The municipal obligation classified as held to maturity at September 30, 1999 matures December 2002.

The Corporation maintains a significant portfolio of mortgage-backed securities in the form of Federal Home Loan Mortgage Corporation ("FHLMC"), Federal National Mortgage Association ("FNMA") and Government National Mortgage Association ("GNMA") participation certificates. Mortgage-backed securities generally entitle the Corporation to receive a portion of the cash flows from an identified pool of mortgages, and FHLMC, FNMA and GNMA securities are each guaranteed by their respective agencies as to principal and interest. The Corporation has also invested significant amounts in collateralized mortgage obligations ("CMOs") and real estate mortgage investment conduits ("REMICs") which are included in mortgage-backed securities. Substantially all CMOs and REMICs are backed by pools of mortgages insured or guaranteed by the FNMA and FHLMC.

During 1999, proceeds from the sales of securities available for sale were $6,038,015 with gross realized gains of $46,672 included in earnings. During 1998, proceeds from sales of securities available for sale were $15,321,317 with gross realized gains of $247,996 included in earnings. During 1997, proceeds from the sales of securities available for sale were $18,785,046 with gross realized gains of $115,862 and gross realized losses of $790 included in earnings.

                                  (Continued)

                      MILTON FEDERAL FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 1999, 1998 and 1997

NOTE 3 - LOANS

Year-end loans were as follows:

                                                                       1999             1998
                                                                       ----             ----
   Residential real estate loans
      1-4 family (first mortgage)                                 $ 159,291,522     $ 141,279,664
      Home equity (1-4 family second mortgage)                        5,347,292         4,244,314
      Multi-family                                                    2,028,190         2,670,477
   Nonresidential real estate loans                                  14,947,922         8,804,909
   Construction loans                                                11,872,585        16,412,903
                                                                  -------------     -------------
      Total real estate loans                                       193,487,511       173,412,267
   Consumer

      Automobile loans                                                3,034,752         3,480,341
      Loans on deposits                                                 317,653           290,640
      Other consumer loans                                              378,095           344,244
                                                                  -------------     -------------
         Total consumer loans                                         3,730,500         4,115,225
   Commercial loans                                                   3,466,079         2,753,493
                                                                  -------------     -------------

      Total loans                                                   200,684,090       180,280,985
   Less:
      Net deferred loan fees                                           (609,131)         (605,224)
      Loans in process                                               (7,194,703)       (7,652,849)
      Allowance for loan losses                                        (765,232)         (676,415)
                                                                  -------------     -------------

      Net loans                                                   $ 192,115,024     $ 171,346,497
                                                                  =============     =============

    The Corporation has sold various loans to other financial intermediaries while retaining the servicing rights. Gains and losses on loan sales are recorded at the time of the sale. Loans sold for which the Corporation has retained servicing totaled $15,428,430 at September 30, 1999 and, $15,615,077 at September 30, 1998. Capitalized mortgage servicing rights totaled $189,000 at September 30, 1999 and 1998. At September 30, 1999, $2,626,923 of one- to
four-family residential real estate loans have been designated as held for sale. At September 30, 1998, no loans were held for sale. Proceeds from the sale of loans during 1999, 1998 and 1997 were $4,371,901, $8,434,138 and $10,377,554 with net realized gains of $73,913, $207,662 and $118,281 included in earnings.

Activity in the allowance for loan losses was as follows:

                                                                 1999             1998           1997
                                                                 ----             ----           ----
         Beginning balance                                   $    676,415    $    562,202     $    487,202
         Provision for loan losses                                120,000         229,000           75,000
         Loans charged-off                                        (31,203)       (115,090)              --
         Recoveries                                                    20             303               --
                                                             ------------    ------------     ------------

         Ending balance                                      $    765,232    $    676,415     $    562,202
                                                             ============    ============     ============

                                  (Continued)

                      MILTON FEDERAL FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 1999, 1998 and 1997

NOTE 3 - LOANS (Continued)

Nonaccrual loans for which interest has been suspended totaled $231,000 and $359,000 at September 30, 1999 and 1998. Loans considered impaired within the scope of SFAS No. 114 were not significant in 1999, 1998 or 1997.

Certain directors, executive officers and companies with which they are affiliated were loan customers of the Bank during the year ended September 30, 1999. A summary of activity on related party loans during 1999 was as follows:

         Beginning balance - October 1, 1998                    $      567,280
         New loans                                                     140,079
         Repayments                                                   (247,925)
                                                                --------------

         Ending balance - September 30, 1999                    $      459,434
                                                                ==============


NOTE 4 - PREMISES AND EQUIPMENT

Year-end premises and equipment were as follows:

                                                                              1999               1998
                                                                              ----               ----
         Land                                                            $     282,031       $     282,031
         Buildings and improvements                                          2,692,341           2,685,146
         Leasehold improvements                                                 62,879              62,879
         Furniture and equipment                                             1,412,267           1,311,416
                                                                         -------------       -------------
                                                                             4,449,518           4,341,472
         Accumulated depreciation                                           (1,820,079)         (1,601,694)
                                                                         -------------       -------------

                                                                         $   2,629,439       $   2,739,778
                                                                         =============       =============


NOTE 5 - DEFERRED COMPENSATION

The Corporation provides a deferred compensation plan for its Board of Directors. Under the terms of the plan, directors may elect to defer a portion of their fees that would be retained by the Corporation, with interest being credited to the participant's deferred balance. Upon retirement, the participant would be entitled to receive the accumulated deferred balance, paid over a specified number of years. The Corporation accrued deferred compensation expense of $57,337, $53,472, and $49,866 for 1999, 1998 and 1997.

The Corporation has purchased insurance contracts on the lives of the participants in the deferred compensation plan and has named the Corporation as beneficiary. While no direct contract exists between the deferred compensation plan and the life insurance contracts, it is management's current intent that the insurance contracts would be used as a funding source for the deferred compensation plan.

                                  (Continued)

                      MILTON FEDERAL FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 1999, 1998 and 1997

NOTE 6 - DEPOSITS

The aggregate amount of certificates of deposit with a minimum denomination of $100,000 was $5,478,000 and $5,476,000 at year-end 1999 and 1998. Deposits in excess of $100,000 are not insured by the FDIC.

At year-end 1999, scheduled maturities of certificates of deposit were as follows:

                       Year ending September 30:
                               2000                                      $    75,554,110
                               2001                                           22,908,299
                               2002                                            7,704,438
                               2003                                            5,708,449
                               2004                                            2,608,914
                                                                         ---------------
                                                                         $   114,484,210
                                                                         ===============

NOTE 7 - INCOME TAXES

Income tax expense was as follows:

                                                                 1999            1998             1997
                                                                 ----            ----             ----
        Current                                              $    825,552    $    706,154     $    421,702
        Tax effect of vesting RRP shares                           29,193          31,811            3,009
        Deferred                                                  (31,745)         52,035          284,289
                                                             ------------    ------------     ------------
                                                             $    823,000    $    790,000     $    709,000
                                                             ============    ============     ============

The sources of year-end gross deferred tax assets and liabilities were as follows:

                                                                                1999             1998
                                                                                ----             ----
         Deferred tax assets
              Deferred compensation                                        $     109,787     $      95,460
              Recognition and retention plan                                      68,163            73,231
              Unrealized loss on securities available for sale                    55,518                --
              Other                                                                8,045             6,589
                                                                           -------------     -------------
                                                                                 241,513           175,280
         Deferred tax liabilities
              Allowance for loan losses                                           49,871           149,102
              Federal Home Loan Bank stock dividends                             370,402           300,261
              Depreciation                                                        43,171            40,031
              Mortgage servicing rights                                           64,280            64,377
              Unrealized gain on securities available for sale                        --            59,346
              Other                                                               10,033             5,016
                                                                           -------------     -------------
                                                                                 537,757           618,133
                                                                           -------------     -------------

              Net deferred tax liability                                   $     296,244     $     442,853
                                                                           =============     =============

                                  (Continued)

                      MILTON FEDERAL FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 1999, 1998 and 1997

NOTE 7 - INCOME TAXES (Continued)

Effective tax rates differ from the statutory federal income tax rate applied to financial statement income due to the following:

                                                              1999              1998             1997
                                                              ----              ----             ----
         Income tax computed at the
           statutory rate                                 $     824,860    $     779,449     $     709,729
         Tax effect of
              Officer's life insurance                          (23,209)         (23,420)          (23,463)
              ESOP                                               26,408           38,669            21,359
              Other                                              (5,059)          (4,698)            1,375
                                                          -------------    -------------     -------------
                                                          $     823,000    $     790,000     $     709,000
                                                          =============    =============     =============

         Statutory tax rate                                        34.0%            34.0%             34.0%
                                                          =============    =============     =============
         Effective tax rate                                        33.9%            34.5%             34.0%
                                                          =============    =============     =============

Prior to the enactment of legislation discussed below, thrifts which met certain tests relating to the composition of assets had been permitted to establish reserves for bad debts and to make annual additions thereto which could, within specified formula limits, be taken as a deduction in computing taxable income for federal income tax purposes. The amount of the bad debt reserve deduction for "nonqualifying loans" was computed under the experience method. The amount of the bad debt reserve deduction for "qualifying real property loans" could be computed under either the experience method or the percentage of taxable income method, based on an annual election.

In August 1996, legislation was enacted that repealed the percentage of taxable income method of accounting used by many thrifts to calculate their bad debt reserve for federal income tax purposes. As a result, thrifts such as the Bank must recapture that portion of the reserve that exceeds the amount that could have been taken under the experience method for tax years beginning after December 31, 1987. The legislation also requires thrifts to account for bad debts for federal income tax purposes on the same basis as commercial banks for tax years beginning after December 31, 1995. The recapture will occur over a six-year period, the commencement of which was delayed until the first taxable year beginning after December 31, 1997, because the institution met certain residential lending requirements. At September 30, 1999 and 1998, the Bank had $941,420 and $1,129,704 in bad debt reserves subject to recapture for federal income tax purposes. The deferred tax liability related to the recapture has been previously established. In fiscal 1999, $188,284 bad debt reserves were recaptured.

Retained earnings at September 30, 1999 and 1998, include $3,436,000 for which no provision for federal income taxes has been made. This amount represents the qualifying and nonqualifying tax bad debt reserve as of December 31, 1987 that is the Corporation's base year for purposes of calculating the bad debt deduction for tax purposes. The related amount of unrecognized deferred tax liability was $1,168,000 at September 30, 1999 and 1998. If this portion of retained earnings is used in the future for any purpose other than to absorb bad debts, it will be added to future taxable income.

                                  (Continued)

                      MILTON FEDERAL FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 1999, 1998 and 1997

NOTE 8 - BORROWED FUNDS

At September 30, 1999, the Bank had a cash-management line-of-credit enabling it to borrow up to $12,413,550 from the FHLB of Cincinnati. The line of credit must be renewed on an annual basis. The next renewal date is April 16, 2000. Variable rate borrowings of $9,200,000 were outstanding related to this cash-management line-of-credit at September 30, 1999. There were no borrowings outstanding on this line of credit at September 30, 1998.

As a member of the FHLB system, the Bank has the ability to obtain additional borrowings up to a maximum total of 50% of Bank assets subject to the level of qualified, pledgable one- to four-family residential real estate loans. The Bank had variable rate borrowings totaling $7,000,000, with interest rates ranging from 5.33% to 5.51%, at September 30, 1999 and $4,000,000, with an interest rate of 5.54% at September 30, 1998. The Bank had fixed rate borrowings totaling $11,283,463 at September 30, 1999 and $12,430,023 at September 30, 1998. The
interest rates on these borrowings ranged from 5.80% to 6.42% at September 30, 1999 and 1998. The Bank also had $34,000,000 and $36,000,000 in convertible advances at September 30, 1999 and 1998 whereby the interest rates are fixed for a specified period of time and then change to variable for the remaining term of the advance. The interest rates on these advances ranged from 5.12% to 5.65% at September 30, 1999 and 4.66% to 5.65% at September 30, 1998.

The maximum month-end balance of FHLB advances outstanding was $61,524,000 in 1999 and $55,251,000 in 1998. Average balances of borrowings outstanding during 1999 and 1998 were $55,376,000 and $48,744,000. Mortgage loans and all shares of FHLB stock owned by the Bank totaling $92,225,195 and $3,131,700 at September 30, 1999 and $78,645,035 and $2,814,200 at September 30, 1998, were pledged as collateral for the FHLB advances.

At September 30, 1999, required annual principal payments were as follows:

                Year ending September 30:
                         2000                                            $    14,615,031
                         2001                                                  3,910,033
                         2002                                                  2,226,352
                         2003                                                  2,259,852
                         2004                                                    707,248
                         Thereafter                                           37,764,947
                                                                         ---------------
                                                                         $    61,483,463
                                                                         ===============

NOTE 9 - COMMITMENTS, OFF-BALANCE-SHEET RISK AND CONTINGENCIES

Various contingent liabilities are not reflected in the consolidated financial statements, including claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters is not expected to have a material effect on the financial condition or the results of operations of the Corporation.

Some financial instruments are used in the normal course of business to meet financing needs of customers and reduce exposure to interest rate changes. These financial instruments include commitments to extend credit, standby letters of credit and financial guarantees. These involve, to varying degrees, credit and interest rate risk in excess of the amounts reported in the financial statements.

                                  (Continued)

                      MILTON FEDERAL FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 1999, 1998 and 1997

NOTE 9 - COMMITMENTS, OFF-BALANCE-SHEET RISK AND CONTINGENCIES (Continued)

Exposure to credit loss if the other party does not perform is represented by the contractual amount for commitments to extend credit, standby letters of credit and financial guarantees written. The same credit policies are used for commitments and conditional obligations as are used for loans. The amount of collateral obtained, if deemed necessary, on extension of credit is based on management's credit evaluation and generally consists of residential or commercial real estate. Lines of credit are primarily home equity lines collateralized by second mortgages on one- to four-family residential real estate and commercial lines of credit collateralized by business assets.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the commitment. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being used, the total commitments do not necessarily represent future cash requirements.

As of September 30, 1999 and 1998, the Corporation had commitments to make fixed rate one- to four-family residential real estate loans at current market rates totaling $1,040,000 and $1,516,000. Loan commitments are generally for thirty days. The interest rate on the fixed rate commitments ranged from 7.00% to 10.25% at September 30, 1999 and 6.38% to 8.50% at September 30, 1998. The
Corporation had commitments to make nonresidential real estate loans at 7.75% totaling $397,000 at September 30, 1999. The Corporation had commitments to make variable rate, one- to four-family residential real estate loans totaling $223,000, with interest rates ranging from 7.13% to 7.63 at September 30, 1999. The Corporation had no such commitments at September 30, 1998. As of September 30, 1999 and 1998, the Corporation had $4,540,000 and $4,711,000 in unused variable rate home equity lines of credit and $2,034,000 and $820,000 in unused variable rate commercial lines of credit.

At September 30, 1999 and 1998, the Corporation had standby letter of credit commitments totaling $465,000 and $150,000.

At September 30, 1999 and 1998, compensating balances of $1,693,000 and $518,000 were required as deposits with the FHLB and Federal Reserve Bank. These balances do not earn interest.

The Corporation has entered employment agreements with certain officers of the Corporation. Each of the agreements provide for a term of three years and a salary and performance review by the Board of Directors not less than annually, as well as inclusion of the employee in any formally established employee benefit, bonus, pension and profit-sharing plans for which management personnel are eligible.

                                  (Continued)

                      MILTON FEDERAL FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 1999, 1998 and 1997

NOTE 10 - REGULATORY CAPITAL REQUIREMENTS

The Bank is subject to various regulatory capital requirements administered by the federal regulatory agencies. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classifications are also subject to qualitative judgments by the regulators about the Bank's components, risk weightings and other factors. Failure to meet minimum capital requirements can initiate certain mandatory actions that, if undertaken, could have a direct material effect on the Bank's financial statements. At September 30, 1999 and 1998, management believes the Bank complies with all regulatory capital requirements. Based upon the computed regulatory capital ratios, the Bank is considered well capitalized under the Federal Deposit Insurance Improvement Act criteria at September 30, 1999 and 1998. Management believes no conditions or events have occurred subsequent to the last notification by regulators that would cause the Bank's capital category to change.

At year-end 1999 and 1998, the Bank's actual capital level and minimum required levels were:

                                                                             Minimum
                                                                         Required To Be               Minimum
                                                                     Adequately Capitalized       Required To Be
                                                                          Under Prompt           Well Capitalized
                                                                           Corrective         Under Prompt Corrective
                                                   Actual              Action Regulations       Action Regulations
                                               -----------------      ----------------------   -----------------------
                                               Amount      Ratio         Amount     Ratio         Amount      Ratio
                                               ------      -----         ------     -----         ------      -----
                                                                      (Dollars in thousands)
SEPTEMBER 30, 1999
Total capital (to risk-weighted assets)      $  23,538     17.7%       $  10,643     8.0%       $  13,304    10.0%
Tier 1 (core) capital (to
  risk-weighted assets)                         22,806     17.1            5,322     4.0            7,892     6.0
Tier 1 (core) capital (to adjusted
  total assets)                                 22,806      8.9           10,264     4.0           12,829     5.0
Tangible capital (to adjusted total assets)     22,806      8.9            3,849     1.5              N/A

SEPTEMBER 30, 1998
Total capital (to risk-weighted assets)      $  22,323     18.5%       $   9,635     8.0%       $  12,043    10.0%
Tier 1 (core) capital (to
  risk-weighted assets)                         21,681     18.0            4,817     4.0            7,226     6.0
Tier 1 (core) capital (to adjusted
  total assets)                                 21,681      9.3            9,332     4.0           11,666     5.0
Tangible capital (to adjusted total assets)     21,681      9.3            3,500     1.5              N/A

In addition to certain federal income tax considerations, the Office of Thrift Supervision ("OTS") regulations impose limitations on the payment of dividends and other capital distributions by savings associations. Under OTS regulations applicable to converted savings banks, the Bank is not permitted to pay a cash dividend on its common shares if its regulatory capital would, as a result of payment of such dividends, be reduced below the amount required for the Liquidation Account, or below applicable regulatory capital requirements prescribed by the OTS.

                                  (Continued)

                      MILTON FEDERAL FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 1999, 1998 and 1997

NOTE 10 - REGULATORY CAPITAL REQUIREMENTS (Continued)

An application must be submitted and approval from the OTS must be obtained by a subsidiary of a savings and loan holding company (1) if the proposed distribution would cause total distributions for the year to exceed net income for that calendar year to date plus the savings association's retained net income for the preceding two years; (2) if the savings association will not be at least adequately capitalized following the capital distribution; (3) if the proposed distribution would violate a prohibition contained in any applicable statute, regulation or agreement between the savings association and the OTS (or the FDIC), or a condition imposed on the savings association in an OTS-approved application or notice; or, (4) if the savings association has not received certain favorable examination ratings from the OTS. If a savings association subsidiary of a holding company is not required to file an application, it must file a notice with the OTS. At September 30, 1999, the Bank could dividend $382,310 without approval from the OTS.

NOTE 11 - EMPLOYEE PENSION AND PROFIT INCENTIVE PLANS

The Corporation is part of a qualified noncontributory multi-employer trust, defined-benefit pension plan covering substantially all of its employees. The plan is administered by the trustees of the Financial Institutions Retirement Fund ("Retirement Fund"). The cost of the plan is set annually as an established percentage of wages. The Corporation has not been required to contribute to the Retirement Fund and as a result, did not recognize any pension expense in 1999, 1998 or 1997.

The Corporation offers a 401(k) profit sharing plan covering substantially all employees. The annual expense of the plan is based on a partial matching of voluntary employee contributions of up to 4% of individual compensation. The matching percentage was 25% for 1999, 1998 and 1997. Employee contributions are vested at all times and the Corporation's matching contributions become fully vested after an individual has completed three years of service. The contribution expense included in salaries and employee benefits was $12,490, $11,509, and $9,484 for 1999, 1998 and 1997.

NOTE 12 - STOCK OPTION PLAN

On March 20, 1995, the Stock Option Committee of the Board of Directors granted options to purchase 238,545 common shares at an exercise price of $13.69 to certain officers and directors of the Bank and Corporation. One-fifth of the options awarded become first exercisable on each of the first five anniversaries of the date of grant. The option period expires 10 years from the date of grant. Options to purchase 190,836 and 143,127 shares were exercisable at September 30, 1999 and 1998. No options were exercised during 1999, 1998, or 1997. In addition, 19,342 shares of authorized but unissued common stock are reserved for which no options have been granted.

NOTE 13 - EMPLOYEE STOCK OWNERSHIP PLAN

The Corporation offers an ESOP for the benefit of substantially all employees of the Corporation. The ESOP has received a favorable determination letter from the Internal Revenue Service on the qualified status of the ESOP under applicable provisions of the Internal Revenue Code.

                                  (Continued)

                      MILTON FEDERAL FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 1999, 1998 and 1997

NOTE 13 - EMPLOYEE STOCK OWNERSHIP PLAN (Continued)

The ESOP borrowed funds from MFFC with which to acquire common shares of the Corporation. The loan is secured by the shares purchased with the loan proceeds and will be repaid by the ESOP with funds from the Bank's discretionary contributions to the ESOP and earnings on ESOP assets. All dividends on unallocated shares received by the ESOP are used to pay debt service. The shares purchased with the loan proceeds are held in a suspense account for allocation among participants as the loan is repaid. When loan payments are made, ESOP shares are allocated to participants based on relative compensation.

ESOP compensation expense was $288,265, $339,415, and $269,029 for 1999, 1998, and 1997. ESOP shares at September 30, 1999 and 1998 were as follows:

                                                                              1999               1998
                                                                              ----               ----
         Allocated shares                                                        90,922             69,991
         Shares released for allocation                                          19,531             20,931
         Unreleased shares                                                       80,787            100,318
                                                                         --------------     --------------
              Total ESOP shares                                                 191,240            191,240
                                                                         ==============     ==============
         Fair value of unreleased shares                                 $      939,149     $    1,279,055
                                                                         ==============     ==============

NOTE 14 - RECOGNITION AND RETENTION PLAN

The Corporation maintains a recognition and retention plan ("RRP") for the benefit of directors and certain key employees of the Corporation. The RRP is used to provide such individuals ownership interest in the Corporation in a manner designed to compensate such directors and key employees for services. The Bank contributed sufficient funds to enable the RRP to purchase a number of common shares in the open market equal to 4% of the common shares sold in connection with the Conversion.

On October 16, 1995, the RRP Committee of the Board of Directors awarded 74,784 shares to certain directors and officers of the Corporation. No shares had been previously awarded. One-fifth of such shares will be earned and nonforfeitable on each of the first five anniversaries of the date of the awards. In the event of the death or disability of a participant or a change in control of the Corporation, however, the participant's shares will be deemed to be earned and nonforfeitable upon such date. There were 2,064 shares forfeited during the year ended September 30, 1999. As a result, there were 30,435 and 28,371 shares at September 30, 1999 and 1998 reserved for future awards. Compensation expense is based on the cost of the shares, which approximates fair value at the date of grant, and was $200,479, $215,381 and $215,382 for 1999, 1998 and 1997.

                                  (Continued)

                      MILTON FEDERAL FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 1999, 1998 and 1997

NOTE 15 - FAIR VALUES OF FINANCIAL INSTRUMENTS

Fair values of financial instruments at year-end were:

                                                              1999                       1998
                                                      -----------------------   ------------------------
                                                                    Estimated                 Estimated
                                                       Carrying       Fair      Carrying        Fair
                                                        Value         Value       Value         Value
                                                        -----         -----       -----         -----
FINANCIAL ASSETS                                                       (In thousands)
     Cash and cash equivalents                       $   3,542     $   3,542    $   3,578     $   3,578
     Securities available for sale                      36,669        36,669       36,912        36,912
     Securities held to maturity                        12,317        12,199       14,560        14,528
     FHLB stock                                          3,132         3,132        2,814         2,814
     Loans held for sale                                 2,627         2,627           --            --
     Loans, net                                        192,115       190,505      171,346       174,776
     Cash surrender value of life insurance              1,662         1,662        1,593         1,593
     Accrued interest receivable                         1,335         1,335        1,225         1,225
     Mortgage servicing rights                             189           189          189           189

FINANCIAL LIABILITIES
     Deposits                                        $(168,471)    $(168,446)   $(154,647)    $(155,366)
     Borrowed funds                                    (61,483)      (60,902)     (52,430)      (52,646)
     Advance payments by borrowers
       for taxes and insurance                            (551)         (551)        (258)         (258)
     Accrued interest payable                             (352)         (352)        (285)         (285)

The following methods and assumptions were used to estimate fair values for financial instruments. The carrying amount is considered to estimate fair value for all items except those described below. The fair values of securities are based on quoted market prices or, if no quotes are available, on the rate and term of the security and on information about the issuer. For fixed rate loans or deposits and for variable rate loans or deposits with infrequent repricing or repricing limits, the fair value is estimated by discounted cash flow analysis using current market rates for the estimated life and credit risk. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable. Fair value of loans held for sale is based on market estimates. The fair value of borrowed funds is based on currently available rates for similar financing. The fair value of off-balance-sheet items is based on the fees or cost that would currently be charged to enter into or terminate such arrangements and such amounts are not material.

                                  (Continued)

                      MILTON FEDERAL FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 1999, 1998 and 1997

NOTE 16 - EARNINGS PER SHARE

The factors used in the earnings per share computation are as follows:

                                                                    1999            1998             1997
                                                                    ----            ----             ----
      BASIC EARNINGS PER COMMON SHARE
          Net income                                            $ 1,603,060     $ 1,502,497     $ 1,378,438
                                                                ===========     ===========     ===========

          Weighted average common shares outstanding              2,159,040       2,252,091       2,343,916
          Less:  Average unallocated ESOP shares                    (91,204)       (111,596)       (144,170)
          Less:  Average nonvested RRP shares                       (51,873)        (66,349)        (81,304)
                                                                -----------     -----------     -----------
          Average shares                                          2,015,963       2,074,146       2,118,442
                                                                ===========     ===========     ===========

          Basic earnings per common share                       $       .80     $       .72     $       .65
                                                                ===========     ===========     ===========

      DILUTED EARNINGS PER COMMON SHARE
          Net income                                            $ 1,603,060     $ 1,502,497     $ 1,378,438
                                                                ===========     ===========     ===========

          Weighted average common shares outstanding
            for basic earnings per common share                   2,015,963       2,074,146       2,118,442
          Add:  Dilutive effects of average nonvested
            RRP shares                                                   --          10,992           5,822
          Add:  Dilutive effects of stock options                        --          20,575           4,272
                                                                -----------     -----------     -----------
          Average shares and dilutive potential
            common shares                                         2,015,963       2,105,713       2,128,536
                                                                ===========     ===========     ===========

          Diluted earnings per common share                     $       .80     $       .71     $       .65
                                                                ===========     ===========     ===========

Unearned RRP shares and stock options did not have a dilutive effect on EPS for the year ended September 30, 1999, as the fair value of the RRP shares on the date of grant and the exercise price of the stock options were greater than the average market price for the period.

                                  (Continued)

                      MILTON FEDERAL FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 1999, 1998 and 1997

NOTE 17 - PARENT COMPANY ONLY CONDENSED FINANCIAL STATEMENTS

Condensed financial information of MFFC is as follows:

                            Condensed Balance Sheets
                           September 30, 1999 and 1998

                                                                            1999                1998
                                                                            ----                ----
         ASSETS
         Cash and cash equivalents                                     $       869,585    $      2,045,724
         Securities available for sale                                              --             625,427
         Investment in subsidiary                                           22,698,994          21,822,890
         Loan receivable from ESOP                                           1,237,860           1,444,170
         Accrued interest receivable and other assets                          228,541             350,895
                                                                       ---------------    ----------------

              Total assets                                             $    25,034,980    $     26,289,106
                                                                       ===============    ================

         LIABILITIES AND SHAREHOLDERS' EQUITY

         Other liabilities                                             $         7,090    $          5,880
         Shareholders' equity                                               25,027,890          26,283,226
                                                                       ---------------    ----------------

              Total liabilities and shareholders' equity               $    25,034,980    $     26,289,106
                                                                       ===============    ================


                         Condensed Statements of Income
                  Years Ended September 30, 1999, 1998 and 1997

                                                                      1999              1998               1997
                                                                      ----              ----               ----
INTEREST AND DIVIDEND INCOME
     Dividends from subsidiary                                 $    1,000,000     $    1,700,000    $     1,000,000
     Securities                                                        24,509             71,650            175,512
     Loan to ESOP                                                     111,794            139,428            157,263
     Other                                                             54,981             26,422             46,310
                                                               --------------     --------------    ---------------
         Total interest and dividend income                         1,191,284          1,937,500          1,379,085

Gain on sale of securities                                                846              1,023             34,621

Operating expenses                                                     59,971             80,033             99,322
                                                               --------------     --------------    ---------------

INCOME BEFORE TAXES AND EQUITY IN UNDISTRIBUTED
  EARNINGS OF SUBSIDIARY                                            1,132,159          1,858,490          1,314,384

Income tax expense                                                     45,000             54,000            104,348
                                                               --------------     --------------    ---------------

INCOME BEFORE EQUITY IN UNDISTRIBUTED EARNINGS OF
  SUBSIDIARY                                                        1,087,159          1,804,490          1,210,036

Equity in undistributed earnings of subsidiary

  (distributions in excess of earnings)                               515,901           (301,993)           168,402
                                                               --------------     --------------    ---------------

NET INCOME                                                     $    1,603,060     $    1,502,497    $     1,378,438
                                                               ==============     ==============    ===============

                                  (Continued)

                      MILTON FEDERAL FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        September 30, 1999, 1998 and 1997

NOTE 17 - PARENT COMPANY ONLY CONDENSED FINANCIAL STATEMENTS (Continued)

                       Condensed Statement of Cash Flows
                 Years Ended September 30, 1999, 1998 and 1997

                                                                1999               1998                1997
                                                                ----               ----                ----
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                  $ 1,603,060         $ 1,502,497         $ 1,378,438
Adjustments to reconcile net income to cash
  provided by operations:
     (Equity in undistributed income) distributions
       in excess of earnings of subsidiary                     (515,901)            301,993            (168,402)
     Gain on sale of securities                                    (846)             (1,023)            (34,621)
     Amortization of premiums, accretion of
       Discount, net                                                756               1,723                 391
     Net change in other assets                                 124,989             352,955            (326,345)
     Net change in other liabilities                              1,210                 207             (62,206)
                                                            -----------         -----------         -----------
         Net cash from operating activities                   1,213,268           2,158,352             787,255

CASH FLOWS FROM INVESTING ACTIVITIES
Securities available for sale
     Purchases                                                       --                  --            (994,145)
     Proceeds from maturities and principal payments            100,649             463,375             259,633
     Proceeds from sales                                        517,116             284,960           5,136,692
Proceeds from principal payments on loan to ESOP                206,310             206,310             206,310
                                                            -----------         -----------         -----------
     Net cash from investing activities                         824,075             954,645           4,608,490

CASH FLOWS FROM FINANCING ACTIVITIES

Purchase of treasury stock                                   (1,912,777)         (1,054,187)         (2,052,667)
Cash dividends paid                                          (1,240,582)         (1,310,796)         (6,938,183)
Dividends on unallocated ESOP shares                            (60,123)            (42,706)           (472,745)
                                                            -----------         -----------         -----------
     Net cash from financing activities                      (3,213,482)         (2,407,689)         (9,463,595)
                                                            -----------         -----------         -----------

NET CHANGE IN CASH AND CASH EQUIVALENTS                      (1,176,139)            705,308          (4,067,850)

Cash and cash equivalents at beginning of year                2,045,724           1,340,416           5,408,266
                                                            -----------         -----------         -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR                    $   869,585         $ 2,045,724         $ 1,340,416
                                                            ===========         ===========         ===========

                      MILTON FEDERAL FINANCIAL CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

--------------------------------------------------------------------------------


Item 1.  Financial Statements
         --------------------

                                                                            March 31,        September 30,
                                                                              2000               1999
                                                                              ----               ----
ASSETS
     Cash and amounts due from depository institutions                    $  1,163,487       $  3,138,920
     Interest-bearing deposits in other financial institutions                 953,719            403,342
                                                                          ------------       ------------
         Total cash and cash equivalents                                     2,117,206          3,542,262
     Securities available for sale                                          34,768,624         36,668,997
     Securities held to maturity (Estimated fair value of $11,551,917
       at March 31, 2000 and $12,199,160 at September 30, 1999)             11,667,959         12,317,173
     Federal Home Loan Bank stock                                            3,477,000          3,131,700
     Loans held for sale                                                    20,000,000          2,626,923
     Loans, net                                                            180,552,887        192,115,024
     Premises and equipment, net                                             2,524,875          2,629,439
     Cash surrender value of life insurance                                  1,696,530          1,661,644
     Accrued interest receivable                                             1,337,662          1,335,349
     Real estate owned                                                         221,099            201,015
     Other assets                                                              612,496            447,108
                                                                          ------------       ------------

              Total assets                                                $258,976,338       $256,676,634
                                                                          ============       ============

LIABILITIES
     Deposits                                                             $164,353,649       $168,471,283
     Borrowed funds                                                         68,365,945         61,483,463
     Advance payments by borrowers for taxes and insurance                     419,378            551,027
     Accrued interest payable                                                  420,231            352,075
     Other liabilities                                                         429,335            790,896
                                                                          ------------       ------------
         Total liabilities                                                 233,988,538        231,648,744

SHAREHOLDERS' EQUITY
     Preferred stock, no par value, 1,000,000 shares authorized,
       none outstanding                                                             --                 --
     Common stock, no par value, 9,000,000 shares authorized,
       2,578,875 shares issued                                                      --                 --
     Additional paid-in capital                                             25,294,682         25,231,035
     Retained earnings                                                       8,773,338          8,529,714
     Treasury stock, at cost, 478,880 shares at March 31, 2000
       and September 30, 1999                                               (7,017,271)        (7,017,271)
     Unearned employee stock ownership plan shares                            (859,484)          (969,101)
     Unearned recognition and retention plan shares                           (538,383)          (638,715)
     Accumulated other comprehensive income                                   (665,082)          (107,772)
                                                                          ------------       ------------
         Total shareholders' equity                                         24,987,800         25,027,890
                                                                          ------------       ------------

              Total liabilities and shareholders' equity                  $258,976,338       $256,676,634
                                                                          ============       ============

--------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                      MILTON FEDERAL FINANCIAL CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

--------------------------------------------------------------------------------

                                               Three Months Ended             Six Months Ended
                                                    March 31,                     March 31,
                                                    ---------                     ---------
                                               2000           1999           2000           1999
                                               ----           ----           ----           ----
INTEREST AND DIVIDEND INCOME
     Loans, including fees                  $3,775,950     $3,540,373     $7,526,282     $6,942,392
     Securities                                761,098        778,194      1,493,776      1,516,353
     Other, including dividend income           53,213         46,461        106,548        121,185
                                            ----------     ----------     ----------     ----------
                                             4,590,261      4,365,028      9,126,606      8,579,930

INTEREST EXPENSE
     Deposits                                1,962,315      2,030,546      3,928,559      4,066,352
     Borrowed funds                            986,500        752,850      1,880,324      1,477,661
                                            ----------     ----------     ----------     ----------
                                             2,948,815      2,783,396      5,808,883      5,544,013
                                            ----------     ----------     ----------     ----------

NET INTEREST INCOME                          1,641,446      1,581,632      3,317,723      3,035,917

Provision for loan losses                       20,000         30,000         45,000         60,000
                                            ----------     ----------     ----------     ----------

NET INTEREST INCOME AFTER
     PROVISION FOR LOAN LOSSES               1,621,446      1,551,632      3,272,723      2,975,917

NONINTEREST INCOME
     Service charges and other fees             97,883         67,603        200,876        129,304
     Gain on sale of securities                     --         28,837          2,003         28,837
     Gain on sale of loans                          --         21,298             --         73,913
     Gain on sale of REO                            --             --          6,366             --
     Other income                               30,177         28,631         61,096         71,172
                                            ----------     ----------     ----------     ----------
                                               128,060        146,369        270,341        303,226

NONINTEREST EXPENSE
     Salaries and employee benefits            658,383        621,408      1,308,096      1,257,501
     Occupancy expense                         107,322        113,176        221,467        215,942
     Data processing services                  108,630         69,283        180,356        127,771
     State franchise taxes                      76,247         80,262        156,444        167,453
     Federal deposit insurance premiums          8,826         23,644         33,602         45,776
     Advertising                                 5,770         10,660         20,365         30,530
     Other expenses                            170,606        201,489        329,140        382,707
                                            ----------     ----------     ----------     ----------
                                             1,135,784      1,119,922      2,249,470      2,227,680
                                            ----------     ----------     ----------     ----------

INCOME BEFORE INCOME TAX                       613,722        578,079      1,293,594      1,051,463

Income tax expense                             213,000        197,000        444,200        359,000
                                            ----------     ----------     ----------     ----------

NET INCOME                                  $  400,722     $  381,079     $  849,394     $  692,463
                                            ==========     ==========     ==========     ==========

Earnings per common share - Basic           $      .20     $      .19     $      .43     $      .34
                                            ==========     ==========     ==========     ==========
Earnings per common share - Diluted         $      .20     $      .19     $      .43     $      .34
                                            ==========     ==========     ==========     ==========
Dividends per common share                  $      .16     $      .15     $      .31     $      .30
                                            ==========     ==========     ==========     ==========

--------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                      MILTON FEDERAL FINANCIAL CORPORATION
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                   (Unaudited)

--------------------------------------------------------------------------------

                                                  Three Months Ended            Six Months Ended
                                                       March 31,                    March 31,
                                                       ---------                    ---------
                                                  2000          1999           2000          1999
                                                  ----          ----           ----          ----
NET INCOME                                     $ 400,722      $381,079      $ 849,394      $692,463

Other comprehensive income (loss):
   Unrealized holding gains (losses) on
     available for sale securities
     arising during the period                  (795,741)       81,091       (842,407)       82,284
   Reclassification adjustment for (gains)
     losses realized on securities
     sales included in net income                     --       (28,837)        (2,003)      (28,837)
                                               ---------      --------      ---------      --------
Net unrealized gain (loss)                      (795,741)       52,254       (844,410)       53,447
Tax effect                                       270,552       (17,778)       287,100       (18,173)
                                               ---------      --------      ---------      --------
     Total other comprehensive
       Income (loss)                            (525,189)       34,476       (557,310)       35,274
                                               ---------      --------      ---------      --------

COMPREHENSIVE INCOME (LOSS)                    $(124,467)     $415,555      $ 292,084      $727,737
                                               =========      ========      =========      ========

--------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                      MILTON FEDERAL FINANCIAL CORPORATION
      CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                   (Unaudited)

--------------------------------------------------------------------------------

                                                  Three Months Ended                   Six Months Ended
                                                       March 31,                           March 31,
                                                       ---------                           ---------
                                                2000              1999              2000              1999
                                                ----              ----              ----              ----
Balance at beginning of period              $25,288,717       $25,983,031       $25,027,890       $26,283,226

Net income                                      400,722           381,079           849,394           692,463

Cash dividends                                 (302,881)         (314,893)         (605,770)         (635,387)

Commitment to release employee
  stock ownership plan shares                    76,219            75,029           141,062           154,634

Shares earned under recognition and
  retention plan, including tax benefit          50,212            46,394           132,534           129,433

Purchase of treasury stock                           --          (928,375)               --        (1,382,902)

Other comprehensive income (loss)              (525,189)           34,476          (557,310)           35,274
                                            -----------       -----------       -----------       -----------

Balance at end of period                    $24,987,800       $25,276,741       $24,987,800       $25,276,741
                                            ===========       ===========       ===========       ===========

--------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                      MILTON FEDERAL FINANCIAL CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

--------------------------------------------------------------------------------

                                                                      Six Months Ended
                                                                          March 31,
                                                                          ---------
                                                                   2000               1999
                                                                   ----               ----
NET CASH FLOWS FROM OPERATING ACTIVITIES                       $   946,685       $    614,013

CASH FLOWS FROM INVESTING ACTIVITIES
     Securities available for sale
         Purchases                                                (850,965)        (9,588,941)
         Proceeds from maturities and principal payments         1,125,452          4,483,159
         Proceeds from sales                                       798,312          3,011,615
     Securities held to maturity
         Purchases                                                      --           (125,000)
         Proceeds from maturities and principal payments           632,415          1,290,205
     Net increase in loans                                      (5,927,153)       (18,169,179)
     Proceeds from sale of loans                                        --          4,371,901
     Premises and equipment expenditures                            (4,526)           (26,300)
     Purchase FHLB stock                                          (230,200)           (39,400)
     Proceeds from sale of real estate owned                        57,495                 --
                                                               -----------       ------------
         Net cash from investing activities                     (4,399,170)       (14,791,940)

CASH FLOWS FROM FINANCING ACTIVITIES
     Net change in deposits                                     (4,117,634)        13,293,588
     Net change in advance payments by borrowers for taxes
       and insurance                                              (131,649)            83,617
     Net change in short-term borrowings                        (6,190,000)           600,000
     Long-term advances from FHLB                               13,800,000          1,000,000
     Principal payments on FHLB advances                          (727,518)          (851,646)
     Cash dividends paid                                          (605,770)          (635,387)
     Purchase of treasury stock                                         --         (1,382,902)
                                                               -----------       ------------
         Net cash from financing activities                      2,027,429         12,107,270
                                                               -----------       ------------

Net change in cash and cash equivalents                         (1,425,056)        (2,070,657)

Cash and cash equivalents at beginning of period                 3,542,262          3,577,923
                                                               -----------       ------------

Cash and cash equivalents at end of period                     $ 2,117,206       $  1,507,266
                                                               ===========       ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
     Cash paid during the period for
         Interest                                              $ 5,740,727       $  5,504,543
         Income taxes                                              504,000            180,500

     Noncash activities
         Transfer of loans from portfolio to held for sale     $17,373,077                 --
         Transfer of loans to real estate owned                     71,213                 --

--------------------------------------------------------------------------------

          See accompanying notes to consolidated financial statements.

                      MILTON FEDERAL FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

--------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These interim financial statements are prepared without audit and reflect all adjustments which, in the opinion of management, are necessary to present fairly the financial position of Milton Federal Financial Corporation ("MFFC") at March 31, 2000, and its results of operations and cash flows for the periods presented. All such adjustments are normal and recurring in nature. The accompanying financial statements have been prepared in accordance with the instructions of Form 10-Q and, therefore, do not purport to contain all necessary financial disclosures required by generally accepted accounting principles that might otherwise be necessary in the circumstances, and should be read in conjunction with the consolidated financial statements, and notes thereto, of MFFC for the fiscal year ended September 30, 1999, included in its 1999 annual report. MFFC has consistently followed the accounting policies described in the notes to financial statements contained in MFFC's 1999 annual report in preparing this Form 10-Q.

The consolidated financial statements include the accounts of MFFC and its wholly-owned subsidiary, Milton Federal Savings Bank (the "Bank"), together referred to as the Corporation. The financial statements of the Bank include the accounts of its wholly-owned subsidiary, Milton Financial Service Corporation. Milton Financial Service Corporation holds stock in Intrieve, Inc., the data processing center utilized by the Bank. All significant intercompany accounts and transactions have been eliminated.

MFFC is a thrift holding company and, through the Bank, is engaged in the business of commercial and retail banking services with operations conducted through its main office in West Milton, Ohio, and from its full service branch offices located in Englewood, Brookville and Tipp City, Ohio. The Corporation is primarily organized to operate in the financial institution industry. Substantially all revenues are derived from the financial institution industry. Miami, Montgomery and Darke Counties, Ohio provide the source for substantially all the Corporation's deposit and lending activities.

To prepare financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and future results could differ. The allowance for loan losses, fair values of financial instruments and status of contingencies are particularly subject to change.

Income tax expense is the total of the current-year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between the carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized. Income tax expense is based on the effective rate expected to be applicable for the entire year.

Some items in prior financial statements have been reclassified to conform to the current presentation.

Basic earnings per common share is net income divided by the weighted average number of common shares outstanding during the period. Employee Stock Option Plan ("ESOP") shares are considered outstanding for this calculation unless unearned. Recognition and Retention Plan ("RRP") shares are considered outstanding as they become vested. Diluted earnings per common share include the dilutive effect of RRP shares and the additional potential common shares issuable under stock options.

--------------------------------------------------------------------------------

                                   (Continued)

                      MILTON FEDERAL FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

--------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The factors used in the earnings per share computation are as follows:

                                                Three Months Ended                 Six Months Ended
                                                     March 31,                         March 31,
                                                     ---------                         ---------
                                               2000             1999             2000             1999
                                               ----             ----             ----             ----
BASIC EARNINGS PER COMMON SHARE
     Net income                             $  400,722       $  381,079       $  849,394       $  692,463
                                            ==========       ==========       ==========       ==========

     Weighted average common
       shares outstanding                    2,099,995        2,181,112        2,099,995        2,210,873
     Less:  Average unallocated
       ESOP shares                             (74,558)         (93,639)         (76,868)        (101,258)
     Less:  Average nonvested
       RRP shares                              (39,687)         (53,614)         (41,439)         (58,980)
                                            ----------       ----------       ----------       ----------

     Average Shares                          1,985,750        2,033,859        1,981,688        2,050,635
                                            ==========       ==========       ==========       ==========

     Basic earnings per common share        $      .20       $      .19       $      .43       $      .34
                                            ==========       ==========       ==========       ==========

DILUTED EARNINGS PER COMMON SHARE
     Net income                             $  400,722       $  381,079       $  849,394       $  692,463
                                            ==========       ==========       ==========       ==========

     Weighted average common
       shares outstanding                    1,985,750        2,033,859        1,981,688        2,050,635
     Less:  Dilutive effects of
       stock options                            12,103           10,073               --            6,125
     Less:  Dilutive effects of average
       nonvested RRP shares                      2,604            2,198               --            2,909
                                            ----------       ----------       ----------       ----------

     Average shares and dilutive
       potential common shares               2,000,457        2,046,130        1,981,688        2,059,669
                                            ==========       ==========       ==========       ==========

     Diluted earnings per common share      $      .20       $      .19       $      .43       $      .34
                                            ==========       ==========       ==========       ==========

Stock options and nonvested RRP shares did not have a dilutive effect on the weighted average shares outstanding for the six months ended March 31, 2000, due to the exercise price for the stock options and the fair value at the date of grant for the RRP shares exceeding the average stock price of the Corporation for the six months ended March 31, 2000.

--------------------------------------------------------------------------------

                                   (Continued)

                      MILTON FEDERAL FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

--------------------------------------------------------------------------------


NOTE 2 - SECURITIES

The amortized cost and fair values of securities were as follows:

                                                Gross          Gross
                                Amortized     Unrealized     Unrealized         Fair
                                  Cost          Gains          Losses           Value
                                  ----          -----          ------           -----
MARCH 31, 2000
--------------

Available for sale
     Equity                    $    15,000     $     --     $        --      $    15,000
     Mortgage-backed            35,761,324       53,610      (1,061,310)      34,753,624
                               -----------     --------     -----------      -----------

         Total                 $35,776,324     $ 53,610     $(1,061,310)     $34,768,624
                               ===========     ========     ===========      ===========

Held to maturity
     Municipal obligations     $   125,000     $     --     $    (2,478)     $   122,522
     Mortgage-backed            11,542,959      143,267        (256,831)      11,429,395
                               -----------     --------     -----------      -----------

         Total                 $11,667,959     $143,267     $  (259,309)     $11,551,917
                               ===========     ========     ===========      ===========

SEPTEMBER 30, 1999
------------------

Available for sale
     Equity                    $    15,000     $     --     $        --      $    15,000
     Mortgage-backed            36,817,287      254,886        (418,176)      36,653,997
                               -----------     --------     -----------      -----------

         Total                 $36,832,287     $254,886     $  (418,176)     $36,668,997
                               ===========     ========     ===========      ===========

Held to maturity
     Municipal obligations     $   125,000     $     --     $    (1,820)     $   123,180
     Mortgage-backed            12,192,173      136,856        (253,049)      12,075,980
                               -----------     --------     -----------      -----------

         Total                 $12,317,173     $136,856     $  (254,869)     $12,199,160
                               ===========     ========     ===========      ===========

The municipal obligation classified as held to maturity at March 31, 2000 matures December 2002.

The Corporation maintains a significant portfolio of mortgage-backed securities in the form of Federal Home Loan Mortgage Corporation ("FHLMC"), Federal National Mortgage Association ("FNMA") and Government National Mortgage Association ("GNMA") participation certificates. Mortgage-backed securities generally entitle the Corporation to receive a portion of the cash flows from an identified pool of mortgages, and FHLMC, FNMA and GNMA securities are each guaranteed by their respective agencies as to principal and interest. The Corporation has also invested significant amounts in collateralized mortgage obligations ("CMOs") and real estate mortgage investment conduits ("REMICs") which are included in mortgage-backed securities. Substantially all CMOs and REMICs are backed by pools of mortgages insured or guaranteed by the FNMA and FHLMC.

--------------------------------------------------------------------------------

                                   (Continued)

                      MILTON FEDERAL FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

--------------------------------------------------------------------------------


NOTE 2 - SECURITIES (Continued)

During the six months ended March 31, 2000, proceeds from sales of securities available for sale were $798,312 with gross realized gains of $2,003 included in earnings. No sales occurred during the three months ended March 31, 2000. During the three and six months ended March 31, 1999, proceeds from sales of securities available for sale were $3,011,615 with gross realized gains of $28,837 included in earnings.


NOTE 3 - LOANS

Loans were as follows:

                                                              March 31,        September 30,
                                                                2000               1999
                                                                ----               ----
          Residential real estate loans
               1-4 family (first mortgage)                  $145,375,495       $159,291,522
               Home equity (1-4 family second mortgage)        6,502,098          5,347,292
               Multi-family                                    4,767,157          4,220,538
          Nonresidential real estate loans                    13,676,171         12,755,574
          Construction loans                                   6,989,269         11,872,585
                                                            ------------       ------------
                  Total real estate loans                    177,310,190        193,487,511
          Consumer loans
               Automobile                                      3,016,732          3,034,752
               Loans on deposits                                 294,096            317,653
               Other consumer loans                              334,086            378,095
                                                            ------------       ------------
                   Total consumer loans                        3,644,914          3,730,500
          Commercial loans                                     4,044,037          3,466,079
                                                            ------------       ------------
               Total loans                                   184,999,141        200,684,090

          Less:
               Net deferred loan fees                           (586,918)          (609,131)
               Loans in process                               (3,086,999)        (7,194,703)
               Allowance for loan losses                        (772,337)          (765,232)
                                                            ------------       ------------

                   Net loans                                $180,552,887       $192,115,024
                                                            ============       ============

The Corporation has sold various loans to other financial intermediaries while retaining the servicing rights. Gains and losses on loan sales are recorded at the time of the sale. Loans sold for which the Corporation has retained servicing totaled $14,791,383 at March 31, 2000 and $15,428,430 at September 30, 1999. Capitalized mortgage servicing rights totaled $189,000 at March 31, 2000 and September 30, 1999. At September 30, 1999, $2,626,923 of one- to four-family residential real estate loans were held for sale. As part of management's plan to improve the Corporation's interest-rate risk position, $17,373,077 of one- to four-family residential fixed-rate real estate loans were transferred from the portfolio to held for sale effective March 31, 2000. Proceeds from the sale of loans during the three and six months ended March 31, 1999 were $2,156,791 and $4,371,901 with net realized gains of $21,298 and $73,913 included in earnings. No loans were sold during the three or six months ended March 31, 2000.

--------------------------------------------------------------------------------

                                   (Continued)

                      MILTON FEDERAL FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

--------------------------------------------------------------------------------


NOTE 3 - LOANS (Continued)

Activity in the allowance for losses on loans was as follows:

                                Three Months Ended           Six Months Ended
                                     March 31,                   March 31,
                                     ---------                   ---------
                                2000           1999         2000           1999
                                ----           ----         ----           ----
Beginning balance             $790,707       $706,415     $765,232       $676,415
Provision for loan losses       20,000         30,000       45,000         60,000
Recoveries                       6,459             --        7,006             --
Charge-offs                    (44,829)            --      (44,901)            --
                              --------       --------     --------       --------

Ending balance                $772,337       $736,415     $772,337       $736,415
                              ========       ========     ========       ========

Loans considered impaired within the scope of SFAS No. 114 were not significant at March 31, 2000 and September 30, 1999 and during the three and six months ended March 31, 2000 and 1999.

Nonperforming loans were as follows.

                                                               March 31,       September 30,
                                                                 2000              1999
                                                                 ----              ----
         Loans past due over 90 days still on accrual          $ 10,000          $225,000
         Nonaccrual loans                                       265,000           231,000


NOTE 4 - BORROWED FUNDS

At March 31, 2000, the Bank had a cash management line of credit enabling it to borrow up to $12,413,550 from the Federal Home Loan Bank ("FHLB") of Cincinnati. The line of credit must be renewed on an annual basis. The next renewal date is April 16, 2000. Variable rate borrowings of $3,010,000 and $9,200,000 were outstanding related to this cash management line of credit at March 31, 2000 and September 30, 1999.

As a member of the FHLB system, the Bank has the ability to obtain additional borrowings up to a total of 50% of Bank assets subject to the level of qualified, pledgable one- to four-family residential real estate loans. The Bank had variable rate borrowings totaling $32,800,000, with interest rates ranging from 6.04% to 6.50%, at March 31, 2000 and $7,000,000, with interest rates ranging from 5.33% to 5.51%, at September 30, 1999. The Bank had fixed rate borrowings totaling $10,555,945 at March 31, 2000 and $11,283,463 at September 30, 1999. The interest rates on these borrowings ranged from 5.80% to 6.42% at March 31, 2000 and September 30, 1999. The Bank also had $22,000,000 and $34,000,000 in convertible advances at March 31, 2000 and September 30, 1999, whereby the interest rates are fixed for a specified period of time and then change to variable for the remaining term of the advance. The interest rates on these advances ranged from 5.39% to 6.85% at March 31, 2000 and 5.12% to 5.65% at September 30, 1999. During the six months ended March 31, 2000, $24,000,000 of these advances converted to variable rate and are included in the variable rate total above.

Advances under the borrowing agreements are collateralized by a blanket pledge of the Bank's residential mortgage loan portfolio and FHLB stock.

--------------------------------------------------------------------------------

                                   (Continued)

                      MILTON FEDERAL FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

--------------------------------------------------------------------------------


NOTE 4 - BORROWED FUNDS (Continued)

At March 31, 2000, required annual principal payments were as follows:

                   Period ending March 31:
                            2001                               $12,126,144
                            2002                                 2,831,278
                            2003                                 2,663,677
                            2004                                   710,044
                            2005                                   667,760
                         Thereafter                             49,367,042
                                                               -----------

                                                               $68,365,945
                                                               ===========


NOTE 5 - COMMITMENTS, OFF-BALANCE SHEET RISK AND CONTINGENCIES

Various contingent liabilities are not reflected in the financial statements, including claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters is not expected to have a material effect on financial condition or results of operations of the Corporation.

Some financial instruments are used in the normal course of business to meet financing needs of customers. These financial instruments include commitments to extend credit, standby letters of credit and financial guarantees. These involve, to varying degrees, credit and interest rate risk in excess of the amount reported in the financial statements.

Exposure to credit loss if the other party does not perform is represented by the contractual amount for commitments to extend credit, standby letters of credit and written financial guarantees. The same credit policies are used for commitments and conditional obligations as are used for loans. The amount of collateral obtained, if deemed necessary, on extension of credit is based on management's credit evaluation and generally consists of residential or commercial real estate. Lines of credit are primarily home equity lines collateralized by second mortgages on one- to four-family residential real estate and commercial lines of credit collateralized by business assets.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the commitment. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being used, the total commitments do not necessarily represent future cash requirements.

As of March 31, 2000 and September 30, 1999, the Corporation had commitments to make fixed rate, one- to four-family residential real estate loans at current market rates totaling $225,000 and $1,040,000. Loan commitments are generally for thirty days. The interest rate on the fixed rate commitments ranged from 7.50% to 9.75% at March 31, 2000 and 7.00% to 10.25% at September 30, 1999. The
Corporation had commitments to make variable rate, one- to four-family residential real estate loans totaling $223,000, with interest rates ranging from 7.13% to 7.63% at September 30, 1999. No variable rate loan commitments were outstanding at March 31, 2000. As of March 31, 2000 and September 30, 1999, the Corporation had $4,233,000 and $4,540,000 in unused variable rate home equity lines of credit and $1,387,000 and $2,034,000 in unused variable rate commercial lines of credit.

--------------------------------------------------------------------------------

                                   (Continued)

                      MILTON FEDERAL FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

--------------------------------------------------------------------------------


NOTE 5 - COMMITMENTS, OFF-BALANCE SHEET RISK AND CONTINGENCIES (Continued)

At March 31, 2000 and September 30, 1999, the Corporation had standby letter of credit commitments totaling $465,000.

At March 31, 2000 and September 30, 1999, compensating balances of $1,552,000 and $1,693,000 were required as deposits with the FHLB and Federal Reserve. These balances do not earn interest.

The Corporation has entered employment agreements with certain officers of the Corporation. Each of the agreements provide for a term of three years and a salary and performance review by the Board of Directors not less than annually, as well as inclusion of the employee in any formally established employee benefit, bonus, pension and profit sharing plans for which management personnel are eligible.


NOTE 6 - PROPOSED MERGER

On January 13, 2000, an Agreement and Plan and Reorganization by and between BancFirst Ohio Corp. ("BFOH"), The First National Bank of Zanesville ("FNBZ"), the Corporation and the Bank was signed. The Agreement provides for the merger of the Bank with and into FNBZ. Under the terms of the Agreement, BFOH will exchange .444 shares of its common stock and $6.80 in cash for each of the outstanding shares of the Corporation. The Corporation's unexercised stock options will be redeemed for cash equal to the consideration to be received by BFOH shareholders, less $13.69, the exercise price of the option. Based on BFOH's closing price of $20.375 on January 12, 2000, and the 2,099,995 outstanding shares of the Corporation as of May 5, 2000, the transaction would be valued at $33.3 million.

The merger is expected to be consummated in the second quarter of 2000, pending approval by the Corporation's shareholders, regulatory approval and other customary conditions of closing. The Corporation has granted to BFOC an option to purchase up to 19.9% of the Corporation's outstanding shares upon the occurrence of certain events.


NOTE 7 - REGULATORY MATTERS

Because the Bank's sensitivity to interest rate risk, as computed in accordance with regulatory requirements, exceeds limitations established by the Corporation's Board of Directors, the Bank has submitted to the Office of Thrift Supervision ("OTS") an interest rate risk compliance plan, which includes several initiatives to be taken to decrease the Bank's interest rate risk. Those initiatives include decreasing the terms to maturity or repricing of the Bank's assets by refraining from originating fixed-rate mortgage loans (unless they have already been committed to be sold), selling some fixed-rate loans already held in the Bank's portfolio, originating and purchasing adjustable-rate loans, and selling mortgage derivative investments and reinvesting the proceeds in short-term bonds and notes. The initiatives also include lengthening the terms to maturity of the Bank's liabilities by emphasizing certificates of deposit with terms of two years or longer, and shifting borrowings toward fixed-rate advances with longer terms to maturity. In the current interest rate environment, these initiatives could negatively affect the earnings of the Corporation due to incurring losses on the sale of assets and a reduction in net interest margin. If the plan is not approved or the Bank does not comply with the plan, the OTS could initiate a process that could result in limitations being placed on the Bank's activities, growth or earnings.

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                                      A-36